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                                                                    EXHIBIT 10.1


                           MEMORANDUM OF UNDERSTANDING

         WHEREAS Prison Realty Trust, Inc. ("PZN") is a Maryland Corporation with its principal place of business in Nashville, Tennessee.

         WHEREAS William Wanstrath has instituted derivative litigation in the state courts of Tennessee, Wanstrath v. Crants et al., Civ. Action No. 99-1719-III, naming as defendants PZN, Doctor R. Crants, D. Robert Crants III, John Eakin, Jr., Ted Feldman, Jackson W. Moore, Jean-Pierre Cuny, Rusty M. Moore, Richard W. Cardin, J. Michael Quinlan, Joseph V. Russell, Michael W. Devlin, C. Ray Bell, Charles W. Thomas, Monroe J. Carell, Ned McWherter, (collectively the "PZN Defendants") and Correctional Management Services Corporation (referred to as the "Wanstrath Action");

         WHEREAS Dasburg, S. A. has instituted purported class action litigation in the state courts of Tennessee, Dasburg, S.A. v. Corrections Corporation of America et al., Civ. Action No. 98-2391-III, naming as defendants Corrections Corporation of America, Doctor R. Crants, Thomas W. Beasley, Charles L. Blanchette and David L. Myers (referred to as the "Dasburg Action");

         WHEREAS certain shareholders of PZN, including but not limited to Hilda Bernstein, have instituted purported class action litigation in the state courts of Tennessee, Bernstein v. Prison Realty Trust, Inc. et al., Civ. Action No. 99-3794-II, naming as defendants the PZN Defendants (except for Monroe J. Carell) as well as Blackstone Group Inc, Fortress Investment Group LLC, and Bank of America Corporation (referred to as the "Bernstein Action");

         WHEREAS Robert Buchanan and Cindy Unger have instituted litigation in the state courts of Tennessee, Buchanan and Unger v. Prison Realty Trust, Inc., Civ. Action No. 00-683-II, naming as defendants PZN, Doctor R. Crants, Robert Crants III, and Darrell K. Massengale (referred to as the "Buchanan and Unger Action");

         WHEREAS certain shareholders of PZN, including but not limited to Alfred C. Ivers, Michael Ashner, Douglas K. Byrne, Gunter Sachs, L. Roland and Marian N. Yates, GIM AVB, Jerome Trupp, Gary Nightengale, Harold Eugene Hames and Miriam Smith have instituted purported class action litigations in the federal courts of Tennessee, In re Prison Realty Securities Litigation, Civ. Action No. 3:99-0452, naming as defendants the PZN Defendants (except Ned McWherter) as well as Thomas W. Beasley, Samuel W. Bartholomew, Joseph F. Johnson, R. Clayton McWhorter and Sodexho Alliance S. A. (which has been dismissed from action) (referred to as the "In re PZN Action");

         WHEREAS certain shareholders of PZN, including but not limited to, Robert Buchanan and Cindy Unger, have instituted purported class action litigations in the federal courts of Tennessee, In re Old CCA Securities Litigation, Civ. Action No. 3:99-0458, naming as defendants the PZN Defendants (except Jean-Pierre Cuny and Ned McWherter) as well as Vida Carroll (referred to as the "In re Old CCA Action");


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         WHEREAS certain shareholders of PZN, including but not limited to John
Neiger, Gregory C. Carr, Robert Sarver, Barbara Carlson, Steve Carlson, Richard Fleenor and Morris R. Beschloss, have instituted purported class action litigation in the federal courts of Tennessee, Neiger v. Crants et al., Civ. Action No. 3:99-1205, naming as defendants Doctor Crants, Robert Crants and PZN (referred to as the "Neiger Action");

         WHEREAS John L. Mikovits instituted litigation in the federal court of Tennessee, Mikovits v. Crants et al., Civ. Action No. 3:00-0264, naming as defendants the PZN Defendants (except Ned McWherter) as well as Thomas W. Beasley, Samuel W. Bartholomew, Joseph F. Johnson, R. Clayton McWhorter and Sodexho Alliance S. A. (referred to as the "Mikovits Action");

         WHEREAS the Defendants in all of these actions (collectively referred to as the "Actions") deny any wrongdoing whatsoever and wish to settle these claims solely to eliminate the burden and expense of future litigation;

         NOW, THEREFORE, the parties to the Actions and their counsel agree as follows:

1. For settlement purposes only, Defendants shall not contest the propriety of the In re PZN and In re Old CCA Actions being prosecuted as class actions.

2. In settlement and final dismissal of all claims asserted against the Defendants in the Actions, it is agreed that:

         INSURANCE PROCEEDS

         a. The following amounts from the following insurance policies are a necessary condition to settlement:

                  i. Remaining limits from the .primary CCA policy (approximately $13.25 million remaining) written by National Union

                  ii. $5 million from the CCA excess policy written by Chubb

                  iii. $10 million from the CCA excess policy written by Royal

                  iv.      $15 million from the PZN policy written by National
                           Union

                  v. $5.6 million from the reinstated PZN and OpCo policies written by National Union



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         PZN EQUITY COMPONENT

         b. PZN will contribute 16,550,000 shares of PZN common stock with a Stock Price Guarantee of $4.375 per share.

                  i.       The "Stock Price Guarantee Period" shall mean:

                           1) With respect to distribution of Settlement Stock to plaintiff's counsel, the period from the date of the initial distribution of Settlement Stock to plaintiffs' counsel as an award of attorneys' fees and expenses until August 31, 2001.

                           2)       With respect to the distribution of
                                    Settlement Stock to Class Members, the
                                    period from the date of the initial
                                    distribution of Settlement Stock to Class
                                    Members in accordance with the claims
                                    administration process until August 31,
                                    2001.

                  ii. Stock Price Guarantee Terms. For purposes of any initial distribution referred to above:

                           1) If, for any ten (10) trading days (including five (5) consecutive trading days) out of any twenty (20) consecutive trading days subsequent to an initial distribution of Settlement Stock during the applicable Stock Price Guarantee Period, the closing prize of PZN common stock (as reflected on the NYSE or, if PZN common stock ceases to be traded on the NYSE, on such other market as PZN common stock is traded at that time) averages at least $4.375 per share, PZN's Stock Price Guarantee will have been automatically satisfied for that distribution.

                           2) If the conditions in (1) are not satisfied with respect to an initial distribution of Settlement Stock during the applicable Stock Price Guarantee Period, then PZN shall pay to the recipients of that distribution (i.e., Class Members or plaintiffs' counsel as appropriate), within 30 days following the close of the applicable Stock Price Guarantee Period, the difference between $4.375 per share and the larger of (a) the average closing price of PZN common stock for the twenty (20) consecutive trading days immediately following the distribution date, or (b) the average closing price for the final twenty (20) trading days of the applicable Stock Price Guarantee Period (the "Stock Price Guarantee Differential").



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                  iii.     PZN, in its sole discretion, may elect to pay the
                           applicable Stock Price Guarantee Differential to the recipients of that distribution in cash, common stock, or a combination of cash and common stock.

                  iv. Stock splits, Stock Dividends and Reverse Stock Splits. The share price and the total number of shares to be contributed to the Settlement Fund will be adjusted to reflect any changes due to stock splits, including those effectuated as stock dividends and reverse stock splits.

                  v. Costs. All costs, including those of PZN's transfer agent, incurred in issuing and distributing any Settlement Stock to the recipients shall be borne by PZN.

                  vi. Rights With Respect to the Settlement Stock. In order that the Settlement Fund may be distributed to and be fully and freely traded by the recipients without any restrictions, ten (10) days before the hearing date for final approval of the settlement, PZN shall provide Plaintiffs' Co-Lead counsel with the written opinion of outside counsel substantially to the effect: (a) that the Settlement Stock will be issued in compliance with the registration requirements of ss.5 of the Securities Act of 1933 (the "Act") or will be issued in reliance upon an exemption therefrom; (b) that the Settlement Stock is fully tradeable without any restriction after distribution (except that affiliates of PZN may be required to sell in accordance with Rule 144 promulgated under the Act); and (c) that such shares are otherwise fully paid, non-assessable and free from all liens and encumbrances.

         ANTI-DILUTION PROVISIONS

         c. The settlement shall provide that, with respect to any capital infusion or other liquidity event which occurs at any time following the fulfillment of Defendants' obligations under the provisions of the price guarantee, but prior to December 31, 2001, the settlement classes shall receive Assessment shares as detailed below:

                  i. From the earlier of (i) August 31, 2001 or (ii) the date on which the Stock Price Guarantee is satisfied pursuant to P. 2(b)(ii)(1) above until December 31, 2001, the Company may sell equity securities, securities that are convertible at any time into one or more equity security or securities, and securities that provide for the purchase at any time of one or more equity or securities (collectively "Equity Securities") with a total purchase price of all such securities of up to $110 million without dilution compensation to the Settlement Classes if, and only if, one or more of the following conditions is satisfied: (i) the sale of such security is made as a rights offering to all holders of the Company's common shares; (ii) the sale of such security is made at a per-common-share-equivalent price equal to or greater than the Guaranteed Price Per Share; or (iii) the Company receives




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                           at the time of the sale of such security the signed
                           opinion or report of a nationally-recognized investment banking firm that is independent of the Company and independent of all proposed purchasers of each such security that the price at which such security is being sold is fair to the Company and represents an arms-length negotiation.

                  ii. From the earlier of (i) August 31, 2001 or (ii) the date on which the Stock Price Guarantee is satisfied pursuant to P. 2(b)(ii)(1) above until December 31, 2001, any Equity Securities sold in excess of a total purchase price of all such securities of $110 million and any Equity Securities that are sold without meeting one or more of the above conditions shall be designated as an "Assessment Security."

                  iii. With respect to the sale of any Assessment Security up to $90 million, the Settlement Classes shall receive as dilution compensation without making payment an amount of the Assessment Security being sold with an equivalent purchase price equal to the number of Company common shares provided for pursuant to P. 2(b) above divided by the total of (I) the fully-diluted number of Company common shares as of August 1, 2000 plus (ii) the number of Company common shares provided for pursuant to P. 2(b) above. The resulting fraction shall then be multiplied by the total purchase price of the Assessment Security being sold, which product shall then be multiplied by the difference between the Guaranteed Price Per Share and the per-common-share-equivalent price of the Assessment Security being sold, which product will be divided by the Guaranteed Price Per Share.

                  iv. With respect to the sale of any Assessment Security above $90 million, the Settlement Classes shall receive as dilution compensation without making payment an amount of the Assessment Security being sold with an equivalent purchase price equal to the number of Company common shares provided for pursuant to P. 2(b) above divided by the total of (i) the fully-diluted number of Company common shares as of August 1, 2000 plus (ii) the number of Company common shares provided for pursuant to P. 2(b) above. The resulting fraction shall then be multiplied by the total purchase price of the Assessment Security being sold (in excess of $90 million), which product shall then be multiplied by the difference between the Guaranteed Price Per Share and the per-common-share-equivalent price of the Assessment Security being sold, which product will be divided by the per-common-share-equivalent price of the Assessment Security.

         PAYMENTS TO CERTAIN THIRD PARTIES AND INSIDERS

         d. PZN will reduce by $7.5 million the proposed termination fee/expense payments to Blackstone, Fortress, BancAmerica Group and/or their affiliates or successors




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                  (collectively "Blackstone"). To the extent any payment is made to Blackstone beyond $15.7 million, PZN will pay a penalty to the Settlement Classes equal to 50% of any such amount paid to Blackstone beyond the $15.7 million.

         e. Payments to Sodexho Alliance S.A. and/or its affiliates or successors (collectively "Sodexho") for its interests in OpCo shall be limited to the $3.38 million in PZN common stock to be paid to Sodexho in connection with the proposed merger between PZN and OpCo. To the extent that PZN makes any payment to Sodexho in excess of $4.5 million, PZN will pay a penalty to the Settlement Classes equal to 50% of any amount paid to Sodexho beyond the $4.5 million;

         f. All payments to Sodexho, Baron and holders of JJFMSI, PMSI and OpCo equity will be paid in PZN common stock rather than cash. All payments to Blackstone will be made in PZN common stock or through a transfer of assets, rather than cash. The parties agree to develop in good faith some mechanism where the value of any assets transferred to Blackstone shall be agreed to by the financial advisors of the parties. If any cash consideration, other than the severance arrangements described in PZN's Proxy, is paid to any PZN insider and/or affiliate in connection with and/or as part of the proposed transactions or other liquidity event, an amount equal to 50% of such payments shall be immediately paid to the settlement classes.

         g. Except for certain severance arrangements described in PZN's Proxy, no payments of any kind shall be made to any PZN/OpCo insider or affiliate as part of any merger or liquidity event other than for their ratable interest in OpCo, JJFMSI or PMSI as described above.

         CORPORATE GOVERNANCE ISSUES

         h. There shall be a 24-month prohibition on repricing of PZN stock options to any former or current (as of the date of the final approval of the Settlement) (i) officer holding the title of V.P. or higher or (ii) director, without shareholder approval.

         i. Each committee of the PZN Board shall have as a majority, board members who were not directors or officers of PZN or its affiliates as of December 1, 1999.

         j.       PZN agrees to eliminate the "Other Constituencies" portion of
                  Article VIII of the Prison Realty Trust, Inc. Articles of Amendment and Restatement which provides:

                  In considering the effect of a potential acquisition of control of the Corporation, the Board of Directors of the Corporation may, but shall not be required to, consider the effect of the potential acquisition of control on: (i) stockholders, employees, suppliers, customers and creditors of the Corporation; and (ii) communities in




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                  which offices or other establishments of the Corporation are located.

         ADMINISTRATIVE PROVISIONS

         k. The settlement shall include an attorneys' fee quick pay provision that provides for immediate payment of attorneys' fees upon the issuance of an order approving the settlement and the posting of security satisfactory to the insurance carriers. The settlement shall also provide that Counsel can receive their proportionate share of PZN securities immediately upon final approval of the settlement.

         l. Defendants agree that the termination of the Blackstone transaction was in material part due to the prosecution of the transactional cases (i.e., the Bernstein Action and the Wanstrath Action).

         m. Notice costs are to be advanced from the settlement fund, without recourse.

         n. The insurance proceeds noted above shall be deposited into an interest bearing escrow account no later than October 6, 2000, 10:00 a.m. (Eastern Standard Time).

3. The parties shall draft and execute an appropriate Stipulations of Settlement (the "Stipulations") and such other documentation as may be required to obtain final court approval of the settlement and the final dismissal of the Actions with prejudice and without costs to any party. The parties will jointly present the Stipulations to the appropriate courts as soon as practicable and shall use their best efforts to obtain final judicial approval of the settlements and the final dismissal with prejudice and the release of all claims which were or could have been asserted in the Actions, including such claims that could have arisen during time periods not covered by the complaints in the Actions. The Stipulations will expressly provide that the Defendants have denied and continue to deny, that they have committed any violations of law, or any breaches of their fiduciary obligations.

4. The Stipulations shall provide for releases of all counsel and shall confirm that they have complied with Rule 11 of the Federal Rules of Civil Procedure in the conduct of the Actions.

5. If the settlement is not approved, the existence of the Memorandum of Understanding or the Stipulation shall not be deemed to prejudice in any way the positions of the parties with respect to the Actions. As stated above, the parties intend to enter into a formal settlement agreement embodying the terms hereof and shall act in good faith promptly to execute such document. It is expressly understood that this Memorandum of Understanding is non-binding and is subject to the execution of such a final Stipulation. The parties shall cooperate in good faith and use their best efforts to implement the




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         settlement and promptly to seek final approval of the settlement pursuant to the appropriate rules of procedure, including the execution of such further documents as are reasonably necessary to implement the provisions hereof.

6. Upon execution of this Memorandum of Understanding, the parties agree to a standstill of all litigation for thirty (30) days while the Stipulation and accompanying documents are drafted and shall cooperate in good faith to obtain whatever orders or extensions are required to effectuate such standstill from the appropriate courts. If after the expiration of thirty (30) days, the Stipulation has not been executed, any party may, by ten (10) days written notice, withdraw from this Memorandum of Understanding. In such event, the existence of the Memorandum of Understanding shall not be deemed to prejudice in any way the positions of the parties with respect to the Actions.

7. This Memorandum of Understanding may be executed in counterpart by any of the signatories hereto, and as so executed shall constitute one agreement.

FOR DEFENDANTS:

Dated: August 23, 2000              SIMPSON THACHER & BARTLETT



                                    By: /s/ Bruce D. Angiolillo
                                        ----------------------------------------
                                            Bruce D. Angiolillo

                                    425 Lexington Avenue
                                    New York, New York 10017

                                    Attorneys for All Defendants Except
                                    Jean-Pierre Cuny, Blackstone Group Inc.,
                                    Fortress Investment Group LLC, and Bank of
                                    America Corporation


Dated: August 23, 2000              ROPES & GRAY



                                    By: /s/ John Montgomery
                                        ----------------------------------------
                                            John Montgomery

                                    One International Place
                                    Boston, MA 02110

                                    Attorneys for Defendant Jean-Pierre Cuny


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FOR PLAINTIFFS:

Dated: August 23, 2000              MILBERG WEISS BERSHAD HYNES & LERACH, LLP



                                    By: /s/ Darren Robbins
                                        ----------------------------------------
                                           Darren Robbins

                                    600 West Broadway, Suite 1800
                                    San Diego, CA 92101

                                    Attorneys for Plaintiffs in the In re PZN
                                    Action


Dated: August 23, 2000              GIRARD & GREEN, LLP



                                    By: /s/ Robert A. Jigarjian
                                        ----------------------------------------
                                            Robert A. Jigarjian

                                    160 Sansome Street, Suite 300
                                    San Francisco, CA 94104

                                    Attorneys for Plaintiffs in the In re PZN
                                    Action


Dated: August 23, 2000              BERMAN, DEVALERIO & PEASE



                                    By: /s/ Glen DeValerio
                                        ----------------------------------------
                                            Glen DeValerio

                                    One Liberty Square
                                    Boston, MA 02109

                                    Attorneys for Plaintiffs in the In re Old
                                    CCA Action and the Buchanan and Unger Action


Dated: August 23, 2000              SCHIFFRIN & BARROWAY, LLP



                                    By: /s/ Richard Schiffrin
                                        ----------------------------------------
                                            Richard Schiffrin

                                    Three Bala Plaza East, Suite 400
                                    Bala Cynwyd, PA 19004

                                    Attorneys for Plaintiffs in the Wanstrath
                                    Action



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Dated: August 23, 2000              LAW OFFICES OF STEVEN E. CAULEY, P.A.



                                    By: /s/ Steven E. Cauley
                                        ----------------------------------------
                                            Steven E. Cauley

                                    Suite 218, Cypress Plaza
                                    2200 Rodney Parham Rd.
                                    Little Rock, Arkansas 722212

                                    Attorneys for Plaintiffs in the Neiger
                                    Action and the Dasburg Action


Dated: August 23, 2000              SHEPHERD & GELLER



                                    By: /s/ Paul J. Geller
                                        ----------------------------------------
                                            Paul J. Geller

                                    7200 W. Camino
                                    Boca Raton, Florida 33433

                                    Attorneys for Plaintiffs in the Bernstein
                                    Action


Dated: August 23, 2000              STANLEY, MANDEL & IOLA, L.L.P.



                                    By: /s/ Marc R. Stanley
                                        ----------------------------------------
                                            Marc R. Stanley

                                    3100 Monticello Avenue, Suite 750
                                    Dallas, Texas 75205

                                    Attorneys for Plaintiffs in the Mikovits
                                    Action


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